AUTHORIZATION


     The undersigned, Walter M. Craig, Jr. hereby authorizes Marcia Kendrick to execute any Form 3, Form 4, or Form 5 to be filed with the Securities and Exchange Commission with respect to Seitel, Inc. for a period of one year from the date hereof.


Date:  August 1, 1997



                                                  /s/ Walter M. Craig, Jr.
                                                  ------------------------------
                                                  Walter M. Craig, Jr.